                                                                    Exhibit 99.1

[GRAPHIC OMITTED]                      Pennsylvania Real Estate Investment Trust
                                       200 South Broad Street
                                       Philadelphia, PA 19102
                                       www.preit.com
                                       -------------
                                       Phone: 215-875-0700
                                       Fax: 215-546-7311
                                       Toll Free: 866-875-0700

AT THE COMPANY                         AT KCSA PUBLIC RELATIONS WORLDWIDE
--------------                         ----------------------------------
Edward A. Glickman                     Todd Fromer             Evan Smith, CFA
Executive Vice President and CFO       (Investor Relations)    (Media Relations)
(215) 875-0700                         (212) 896-1215          (212) 896-1251

FOR IMMEDIATE RELEASE
---------------------
April 29, 2003

       Pennsylvania Real Estate Investment Trust Completes The Acquisition
                  Of Four Shopping Malls From The Rouse Company

PHILADELPHIA, PA, April 29, 2003 - Pennsylvania Real Estate Investment Trust ("PREIT") (NYSE: PEI), today announced that it has completed the acquisition of four shopping malls relating to the Company's agreement to purchase six shopping malls from The Rouse Company (NYSE: RSE) announced on March 6, 2003. The remaining two properties are expected to be acquired during this quarter.

PREIT acquired Cherry Hill Mall, Moorestown Mall, The Gallery at Market East and Exton Square Mall, totaling approximately 3.6 million square feet of retail space. The aggregate purchase price for the four properties was $469 million, including approximately $157 million in cash, the assumption of $277 million in non-recourse mortgage debt and $35 million in operating partnership units issued to certain partners of New Castle Associates of which $17.8 million is expected to be issued in the second quarter of 2004.

New Castle Associates, a partnership whose partners include Ronald Rubin, PREIT Chairman and Chief Executive Officer, and George Rubin, President of PREIT's management subsidiaries and a PREIT Trustee, acquired Cherry Hill Mall from Rouse in exchange for its interest in Christiana Mall, cash and the assumption of mortgage debt.

PREIT acquired 49% of the aggregate partnership interests in New Castle Associates in exchange for approximately 585,000 PREIT operating partnership units issued at $29.285 per share and increased its aggregate ownership interest to approximately 73% by acquiring an additional ownership interest directly from New Castle Associates in exchange for a cash investment of approximately $31 million. Substantially all of the cash was applied by New Castle Associates toward the cash portion of the purchase price of Cherry Hill Mall and costs of the transaction. PREIT intends to purchase the remaining equity of New Castle Associates in exchange for approximately 609,000 operating partnership units at $29.285 per share, in approximately 12 months.

PREIT Announces the Acquisition of Four Shopping Malls
April 29, 2003
Page 2


Ronald Rubin, PREIT chairman and chief executive officer, said, "The closing of Cherry Hill, Moorestown, The Gallery and Exton Square shopping malls is an important step in strengthening our position as the largest retail property owner and operator in the Greater Philadelphia metropolitan area, the fourth largest retail market in the United States. The addition of these four premier assets increases our retail portfolio to 26 properties totaling 15.4 million square feet, an increase of 30%. We look forward to closing the remaining two Rouse properties, Plymouth Meeting Mall and Echelon Mall, during the second quarter."

Additionally, PREIT received a brokerage fee of approximately $2 million from New Castle Associates upon the sale of Christiana Mall and PREIT's management and leasing agreement for Christiana Mall was terminated. PREIT also entered into a new management and leasing agreement with New Castle Associates for Cherry Hill Mall.

Cherry Hill Mall, Cherry Hill, NJ, has 1.28 million square feet with an occupancy rate of 94.5% and in-line tenant sales of $404 per square foot; Moorestown Mall, Moorestown, NJ, has 1.03 million square feet with an occupancy rate of 93.9% and in-line tenant sales of $312 per square foot; The Gallery at Market East, Philadelphia, PA, totals 0.19 million square feet with an occupancy rate of 98.9% and in-line tenant sales of $419 per square foot; and Exton Square Mall, Exton, PA, has 1.09 million square feet with an occupancy rate of 89.7% and in-line tenant sales of $361 per square foot.

PREIT funded the cash portion of the aggregate purchase price through an unsecured acquisition loan in the amount of $200 million from Wells Fargo Bank. The acquisition loan is comprised of a $175 million term loan and a $25 million revolving line of credit. PREIT expects to repay the acquisition loan primarily through the cash proceeds from the sale of its multifamily portfolio, expected to close during the second quarter of 2003. A substantial portion of the expected gain from the sale of the Company's multifamily portfolio is expected to meet the requirements for a tax deferred exchange with the Rouse transaction.

In connection with the acquisition loan, PREIT also entered into an amendment of its existing credit facility, including a covenant to maintain a ratio of Total Liabilities to Gross Asset Value of not more than 0.70:1 (rather than the previous ratio of 0.65:1), and a modification of the definition of Total Liabilities to exclude the mark-up of assumed debt on the acquired properties resulting from the above-market interest rates on the assumed debt. In addition, the floating rate debt limitation was increased from $200 million to $400 million. As consideration for these modifications, PREIT agreed to a provision requiring that, if its ratio of Total Liabilities to Gross Asset Value exceeds 0.65:1, the spread over LIBOR will be increased to 1.90%. PREIT also agreed to pay each lender under the credit facility an amendment fee of 0.15% of each lender's existing commitment amount.





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PREIT Announces the Acquisition of Four Shopping Malls
April 29, 2003
Page 3


About Pennsylvania Real Estate Investment Trust
Pennsylvania Real Estate Investment Trust, founded in 1960 and one of the first equity REITs in the U.S., has a primary investment focus on retail shopping malls and power centers (approximately 15.4 million square feet) located in the eastern United States. The Company's portfolio currently consists of 49 properties in 10 states. The Company's portfolio includes 19 apartment communities (approximately 7,242 units) that are held for sale, 12 shopping malls, 14 strip and power centers and 4 industrial properties. In addition, there are 2 retail properties under development, which PREIT expects will add approximately 0.8 million square feet to its portfolio. PREIT is headquartered in Philadelphia, Pennsylvania.

This press release contains certain "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and other matters that are not historical facts. These forward-looking statements reflect PREIT's current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause future events, achievements or results to differ materially from those expressed by the forward-looking statements. In particular, PREIT may not be able to consummate the sale of its multifamily portfolio or, consequently, to repay the acquisition loan with the proceeds therefrom, and may not be able to consummate the acquisition of Echelon Mall and Plymouth Meeting Mall on previously announced terms, favorable terms to PREIT, or at all, or if such transactions are consummated, PREIT's actual results may differ significantly from those expressed in any forward-looking statement. Certain factors that could cause PREIT not to consummate such transactions or could cause PREIT's actual results to differ materially from expected results include, without limitation, the satisfaction of closing conditions applicable to such transactions (some of which are beyond PREIT's control). In addition, PREIT's business is subject to uncertainties regarding the revenues, operating expenses, leasing activities, occupancy rates, and other competitive factors relating to PREIT's portfolio and the properties proposed to be acquired and changes in local market conditions as well as general economic, financial and political conditions, including the possibility of outbreak or escalation of war or terrorist attacks, any of which may cause future events, achievements or results to differ materially from those expressed by the forward-looking statements. PREIT does not intend to and disclaims any duty or obligation to update or revise any forward-looking statements or industry information set forth in this press release to reflect new information, future events or otherwise.

                               [Exhibit I follow]
                                       ###

PREIT Announces the Acquisition of Four Shopping Malls
April 29, 2003
Page 4


                                              Pennsylvania Real Estate Investment Trust
                                                        Property Information
                                                              EXHIBIT I

------------------------------------------------------------------------------------------------------------------------------------
                             Total Square     Total Owned
                                 Feet         Square Feet        %                                       Lease         Mortgage
                                 (in             (in          Occupied     Sales per                   Expiration       Balance
     Mall Name                 thousands)      thousands)     In-Line(1)     SF(1)       Major Tenants    (2)        (in millions)
------------------------------------------------------------------------------------------------------------------------------------
Cherry Hill Mall                    1,282               533      94.5%       $404        JCPenney's       N/A            $ 74
Cherry Hill, NJ                                                                          Macy's           N/A              60
                                                                                         Strawbridge's    N/A
------------------------------------------------------------------------------------------------------------------------------------
Moorestown Mall                     1,036               716      93.9%        312        Boscov's         2005             42
Moorestown, NJ                                                                           Lord & Taylor    N/A
                                                                                         Sears            2022
                                                                                         Strawbridge's    N/A
------------------------------------------------------------------------------------------------------------------------------------
Exton Square                        1,098               463      89.7%        361        Boscov's         N/A             101
Exton, PA                                                                                Sears            N/A
                                                                                         JCPenney         N/A
                                                                                         Strawbridge's    N/A
------------------------------------------------------------------------------------------------------------------------------------
The Gallery at Market East            191               191      98.9%        419        K-Mart           N/A
Philadelphia, PA                                                                         Strawbridge's    N/A
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/AVERAGE                       3,607             1,903      93.7%       $373                                        $277
------------------------------------------------------------------------------------------------------------------------------------

[RESTUBBED TABLE]

--------------------------   -----------------------------------------------------
                              Mortgage
                              Interest     Date of      Date             Last
     Mall Name                  Rate       Maturity     Built         Renovated
--------------------------   -----------------------------------------------------
Cherry Hill Mall                10.6%     10/1/2005     1961             1990
Cherry Hill, NJ                  5.0%     10/1/2005

--------------------------   -----------------------------------------------------
Moorestown Mall                 LIBOR    12/31/2003     1963             2000
Moorestown, NJ                  +125 bps.


--------------------------   -----------------------------------------------------
Exton Square                    6.95%     12/1/2008     1973             2000
Exton, PA


--------------------------   -----------------------------------------------------
The Gallery at Market East                              1977             1983
Philadelphia, PA
--------------------------   -----------------------------------------------------
TOTAL/AVERAGE
--------------------------   -----------------------------------------------------

(1) Information is as of 12/31/02.
(2) The lease expiration date for tenants that own their own store is noted as N/A.